Page 2 of 32 Table of Contents Page Executive Summary 3 Corporate Information 6 Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Funds from Operations & Adjusted Funds from Operations 10 Consolidated Same-Store Property Performance 11 NOI Detail 12 Debt Summary & Debt Metrics 13 Debt Maturities, Composition & Hedging Instruments 14 Debt Covenant Compliance 15 Existing Portfolio Summary 16 Office Properties by Location 17 Office Properties Occupancy Detail 18 15 Largest Office Tenants 19 Studio Properties & Services 20 Office Leasing Activity 21 Expiring Office Leases Summary 22 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 23 Under Construction & Future Development Pipeline 25 Consolidated & Unconsolidated Ventures 26 Definitions 27 Non-GAAP Reconciliations 30 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, including as a result of further downgrades in the credit ratings of our unsecured indebtedness; our failure to comply with the covenants contained in the agreements governing our outstanding indebtedness; our failure to generate sufficient cash flows to service our outstanding indebtedness, repay indebtedness when due and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; strikes or work stoppages; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; an epidemic or pandemic, and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

Executive Summary

Three Months Ended December 31, 2023

"We are proud of our team's efforts and our positive results that overcame a multitude of industry challenges in 2023 including ongoing economic uncertainty. Among our accomplishments for the year, we leased 1.7 million square feet and completed over $1 billion of asset dispositions," stated Victor Coleman, Chairman and CEO. "As we look ahead, we have strengthened our balance sheet by extending maturities to late 2025, and our core focus remains 'leasing, leasing and more leasing' within our high-quality portfolio to capture the benefits of both evolving return-to-office mandates and the studio production ramp up post-strike. We are also focused on continuing to control costs, executing on opportunistic dispositions, progressing our New York studio development, and further fortifying our balance sheet. We are well-positioned to leverage our portfolio, expertise and relationships to the benefit of our shareholders as we seek to drive improved financial performance in the coming year."

	Three Months Ended	
Unaudited, in thousands, except share data	**12/31/23**	**12/31/22**
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	80.8 %	88.0 %
In-service % leased	81.9 %	89.7 %
Leases executed (square feet)	431,980	517,131
% change in GAAP rent	(2.1)%	15.5 %
% change in cash rent	(9.8)%	(0.5)%
Weighted average lease term (in months)	41.0	79.0
Net effective rent per square foot	$ 43.54	$ 47.31
Studio		
In-service stage % leased	84.7 %	96.8 %
In-service total % leased	80.4 %	84.6 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 223,423	$ 269,927
Net loss attributable to common stockholders	$ (97,993)	$ (11,984)
Net loss per diluted share	$ (0.70)	$ (0.09)
FFO (excluding specified items) per common stock/unit—diluted(1)	$ 0.14	$ 0.49
FFO per common stock/unit—diluted(1)	$ 0.09	$ 0.47
AFFO per common stock/unit—diluted(1)	$ 0.15	$ 0.43
AFFO payout ratio(1)	— %	58.0 %
GAAP same-store NOI growth(2)	(14.3)%	(5.2)%
Cash same-store NOI growth(2)	(8.9)%	2.7 %
Weighted average common stock/units outstanding—diluted	144,616	142,882
BALANCE SHEET HIGHLIGHTS		
HPP's share of debt, net/HPP's share of undepreciated book value(2)	36.5 %	38.2 %
HPP's share of debt, net/cash adjusted EBITDAre for selected ratios(2)	8.9x	7.5x
Weighted average years to maturity—HPP's share of secured and unsecured debt	3.7	4.1
Unsecured revolving credit facility undrawn capacity	$ 708,000	$ 615,000
Unrestricted cash and cash equivalents	$ 100,391	$ 255,761

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 10 for a reconciliation of net loss to FFO and AFFO.
(2) See pages 30-32 for non-GAAP reconciliations.

Page 3 of 32

Page 4 of 32 Executive Summary (continued) Three Months Ended December 31, 2023 Financial Results Compared to Fourth Quarter 2022 • Total revenue of $223.4 million compared to $269.9 million, largely due to the sales of Skyway Landing, 604 Arizona and 3401 Exposition, previously communicated tenant move-outs at 1455 Market and 10900-10950 Washington, as well as a reduction in studio service and other revenue due to the related union strikes • Net loss attributable to common stockholders of $98.0 million, or $0.70 per diluted share, compared to net loss of $12.0 million, or $0.09 per diluted share, primarily due to the aforementioned revenue changes • FFO, excluding specified items, of $19.6 million, or $0.14 per diluted share, compared to $70.2 million, or $0.49 per diluted share. Specified items include deferred tax asset write-off expense of $6.6 million, or $0.05 per diluted share and transaction-related expense of $0.2 million, or $0.00 per diluted share, compared to specified items consisting of transaction-related expense of $3.6 million, or $0.03 per diluted share • FFO of $12.8 million, or $0.09 per diluted share, compared to $66.5 million, or $0.47 per diluted share • AFFO of $21.5 million, or $0.15 per diluted share, compared to $62.1 million, or $0.43 per diluted share • Same-store cash NOI of $116.1 million compared to $127.4 million, mostly attributable to a large vacate at 1455 Market and mid-size tenant move-outs in the San Francisco Peninsula and Silicon Valley, as well as a single tenant vacating six stages at Sunset Las Palmas due to the strike Leasing • Executed 77 new and renewal leases totaling 431,980 square feet, including a 57,000-square-foot five-year renewal with GitHub at 275 Brannan • GAAP rents decreased 2.1% and cash rents decreased 9.8% from prior levels, mostly attributable to two mid- size tenant renewals in the San Francisco Bay Area • In-service office portfolio ended the quarter at 80.8% occupied and 81.9% leased, with the change primarily resulting from the sale of One Westside • On average over the trailing 12 months, the in-service studio portfolio was 80.4% leased and the related 35 stages were 84.7% leased, with the change attributable to aforementioned single tenant vacating space at Sunset Las Palmas Dispositions • Sold Cloud10, a 5.3-acre land parcel in North San Jose, California, for $43.5 million before prorations and closing costs • Sold 100% of two tranches and 49% of a third tranche of debt associated with the Hollywood Media Portfolio, generating gross proceeds of $145.8 million, while retaining a 51% ownership in the third tranche with a notional value of $30.2 million • Sold One Westside and Westside Two office redevelopment in West Los Angeles, California (owned 75/25% Hudson Pacific/Macerich) for $700 million before prorations and closing costs Balance Sheet as of December 31, 2023 • $808.4 million of total liquidity comprised of $100.4 million of unrestricted cash and cash equivalents and $708.0 million of undrawn capacity under the unsecured revolving credit facility • $17.5 million and $183.1 million of undrawn capacity under construction loans secured by Sunset Glenoaks and Sunset Pier 94, respectively • HPP's share of net debt to HPP's share of undepreciated book value was 36.5% with 86.1% of debt fixed or capped and no maturities until November 2025 • Refinanced Bentall Centre owned in partnership with Blackstone with a $482.2 million mortgage loan (reflects the foreign currency exchange rate from CAD to USD as of December 31, 2023) maturing in July 2027 and bearing an interest rate of 230 basis points over CORRA • Applied net proceeds from the sale of One Westside and Westside Two to fully repay the construction loan secured by those properties, with remaining net proceeds, as well as those from the sales of Cloud10 and the Hollywood Media Portfolio loan, used to repay amounts outstanding on the unsecured revolving credit facility Note: Definitions for commonly used terms on pages 27-29.

Page 5 of 32 Executive Summary (continued) Three Months Ended December 31, 2023 Note: Definitions for commonly used terms on pages 27-29. • Completed credit facility amendment to favorably adjust certain definitions and covenant calculations, for which aggregate lender commitments were reduced by $100.0 million to $900.0 million maturing in December 2026 (including extension options) Dividend • The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share ESG Leadership • Received multiple industry-wide sustainability and ESG recognitions, including: ◦ Top rankings in the 2023 GRESB Real Estate Assessment, including being named an Office, Americas Sector Leader for the third consecutive year, and Green Star and 5-star ratings for a fifth consecutive year ◦ Winner of Nareit's Leader in the Light: Office Award for the second consecutive year ◦ Named one of Newsweek's America's Most Responsible Companies for the second consecutive year

Page 6 of 32 Corporate Information Executive Management: Victor J. Coleman Chief Executive Officer and Chairman Mark Lammas President Lisa Burelli Chief People Officer Harout Diramerian Chief Financial Officer Drew B. Gordon Chief Investment Officer Kay L. Tidwell Executive Vice President, General Counsel and Chief Risk Officer Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Officer, Catellus Development Corporation Ebs Burnough Managing Director, Hatch House Media and President and Founder, Ebs Burnough Solutions International Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Andy Wattula Chief Operating Officer Christopher Barton Executive Vice President, Development and Capital Investments Laura Campbell Executive Vice President, Investor Relations and Marketing Gary Hansel Executive Vice President, Southern California Office Operations Steven Jaffe Executive Vice President, Business Affairs Shawn McGarry Executive Vice President, Northern California Office Operations Dale Shimoda Executive Vice President, Finance Arthur X. Suazo Executive Vice President, Leasing Chuck We Executive Vice President, Pacific Northwest/Canada Office Operations Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer (retired), WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Michael Nash Co-Founder and Chairman (retired), Blackstone Real Estate Debt Strategies Barry Sholem Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners Andrea Wong President (retired), International Production, Sony Pictures Television Board of Directors:

Corporate Information (continued)

Corporate Contact:

Corporate Headquarters
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

Website
www.hudsonpacificproperties.com

Investor Relations
Laura Campbell
Executive Vice President, Investor Relations and Marketing
(310) 622-1702

Equity Research Coverage:

BMO Capital Markets
John Kim
(212) 885-4115

BofA Securities
Jeff Spector
(646) 855-1363

BTIG
Tom Catherwood
(212) 738-6140

Citigroup Global Markets
Michael Griffin
(212) 816-5871

Goldman Sachs
Caitlin Burrows
(212) 902-4736

Green Street Advisors
Dylan Burzinski
(949) 640-8780

Jefferies LLC
Peter Abramowitz
(212) 336-7241

Mizuho Securities
Vikram Malhotra
(212) 282-3827

Morgan Stanley
Ronald Kamdem
(212) 296-8319

Piper Sandler & Company
Alexander Goldfarb
(212) 466-7937

Scotiabank
Nicholas Yulico
(212) 225-6904

Wedbush Securities
Richard Anderson
(212) 931-7001

Wells Fargo Securities
Blaine Heck
(443) 263-6529

Wolfe Research
Andrew Rosivach
(646) 582-9250

Rating Agencies:

Fitch Ratings
Peter Siciliano
(646) 582-4760

Moody's Investor Service
Ranjini Venkatesan
(212) 553-3828

Standard & Poor's
Hannah Gray
(646) 784-0134

Page 7 of 32

Page 8 of 32 Consolidated Balance Sheets In thousands, except share data 12/31/23 12/31/22 (Unaudited) ASSETS Investment in real estate, net $ 6,484,459 $ 7,175,301 Non-real estate property, plant and equipment, net 118,783 130,289 Cash and cash equivalents 100,391 255,761 Restricted cash 18,765 29,970 Accounts receivable, net 24,609 16,820 Straight-line rent receivables, net 220,787 279,910 Deferred leasing costs and intangible assets, net 326,950 393,842 Operating lease right-of-use assets 376,306 401,051 Prepaid expenses and other assets, net 94,145 98,837 Investment in unconsolidated real estate entities 252,711 180,572 Goodwill 264,144 263,549 Assets associated with real estate held for sale — 93,238 TOTAL ASSETS $ 8,282,050 $ 9,319,140 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,945,314 $ 4,585,862 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 203,736 264,098 Operating lease liabilities 389,210 399,801 Intangible liabilities, net 27,751 34,091 Security deposits, prepaid rent and other 88,734 83,797 Liabilities associated with real estate held for sale — 665 Total liabilities 4,720,881 5,434,450 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 57,182 125,044 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized, 17,000,000 shares outstanding at 12/31/23 and 12/31/22 425,000 425,000 Common stock, $0.01 par value, 481,600,000 authorized, 141,034,806 and 141,054,478 shares outstanding at 12/31/23 and 12/31/22, respectively 1,403 1,409 Additional paid-in capital 2,651,798 2,889,967 Accumulated other comprehensive loss (187) (11,272) Total HPP stockholders’ equity 3,078,014 3,305,104 Non-controlling interest—members in consolidated real estate entities 335,439 377,756 Non-controlling interest—units in the operating partnership 80,719 66,971 Total equity 3,494,172 3,749,831 TOTAL LIABILITIES AND EQUITY $ 8,282,050 $ 9,319,140

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended		Year Ended	
	12/31/23 (Unaudited)	12/31/22 (Unaudited)	12/31/23 (Unaudited)	12/31/22
REVENUES				
Office				
Rental revenues	$ 191,319	$ 207,601	$ 797,095	$ 834,408
Service and other revenues	3,545	3,964	15,280	18,292
Total office revenues	194,864	211,565	812,375	852,700
Studio				
Rental revenues	13,167	17,535	59,276	59,672
Service and other revenues	15,392	40,827	80,646	113,852
Total studio revenues	28,559	58,362	139,922	173,524
Total revenues	**223,423**	**269,927**	**952,297**	**1,026,224**
OPERATING EXPENSES				
Office operating expenses	80,676	78,139	312,018	308,668
Studio operating expenses	34,869	38,793	138,447	105,150
General and administrative	19,781	17,323	74,958	79,501
Depreciation and amortization	103,192	96,518	397,846	373,219
Total operating expenses	**238,518**	**230,773**	**923,269**	**866,538**
OTHER INCOME (EXPENSES)				
(Loss) income from unconsolidated real estate entities	(1,683)	(788)	(3,902)	943
Fee income	1,155	4,850	6,181	7,972
Interest expense	(52,379)	(48,085)	(214,415)	(149,901)
Interest income	775	314	2,182	2,340
Management services reimbursement income—unconsolidated real estate entities	987	1,004	4,125	4,163
Management services expense—unconsolidated real estate entities	(987)	(1,004)	(4,125)	(4,163)
Transaction-related expenses	(194)	(3,643)	1,150	(14,356)
Unrealized loss on non-real estate investments	(851)	(378)	(3,120)	(1,440)
Gain (loss) on sale of real estate	80,048	(1,984)	103,202	(2,164)
Impairment loss	(60,158)	—	(60,158)	(28,548)
Gain on extinguishment of debt	—	—	10,000	—
Other (expense) income	(145)	4,904	(6)	8,951
Loss on sale of bonds	(34,046)	—	(34,046)	—
Total other expenses	**(67,478)**	**(44,810)**	**(192,932)**	**(176,203)**
Loss before income tax provision	**(82,573)**	**(5,656)**	**(163,904)**	**(16,517)**
Income tax provision	(6,081)	—	(6,796)	—
Net loss	**(88,654)**	**(5,656)**	**(170,700)**	**(16,517)**
Net income attributable to Series A preferred units	(153)	(153)	(612)	(612)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(20,188)	(20,431)
Net income attributable to participating securities	—	(300)	(850)	(1,194)
Net loss (income) attributable to non-controlling interest in consolidated real estate entities	8,957	(1,520)	9,331	(23,418)
Net (income) loss attributable to redeemable non-controlling interest in consolidated real estate entities	(14,854)	531	(12,520)	4,964
Net loss attributable to common units in the operating partnership	1,758	161	3,358	709
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ (97,993)**	**$ (11,984)**	**$ (192,181)**	**$ (56,499)**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net loss attributable to common stockholders—basic	(0.70)	$ (0.09)	(1.36)	(0.39)
Net loss attributable to common stockholders—diluted	(0.70)	$ (0.09)	(1.36)	(0.39)
Weighted average shares of common stock outstanding—basic	140,941	140,928	140,953	143,732
Weighted average shares of common stock outstanding—diluted	140,941	140,928	140,953	143,732

Page 9 of 32

Funds from Operations & Adjusted Funds from Operations

Unaudited, in thousands, except per share data

FUNDS FROM OPERATIONS

	Three Months Ended		Year Ended	
	12/31/23	12/31/22	12/31/23	12/31/22
Net loss	$ (88,654)	$ (5,656)	$ (170,700)	$ (16,517)
Adjustments:				
Depreciation and amortization—consolidated	103,192	96,518	397,846	373,219
Depreciation and amortization—non-real estate assets	(7,865)	(8,652)	(33,389)	(23,110)
Depreciation and amortization—HPP's share from unconsolidated real estate entities	1,156	1,355	4,779	5,322
(Gain) loss on sale of real estate	(80,048)	1,984	(103,202)	2,164
Loss on sale of bonds	34,046	—	34,046	—
Impairment loss—real estate assets	60,158	—	60,158	20,048
Unrealized loss on non-real estate investments	851	378	3,120	1,440
FFO attributable to non-controlling interests	(4,857)	(14,201)	(42,335)	(71,100)
FFO attributable to preferred shares and units	(5,200)	(5,200)	(20,800)	(21,043)
FFO to common stock/unit holders	**12,779**	**66,526**	**129,523**	**270,423**
Specified items impacting FFO:				
Impairment loss—Trade name	—	—	—	8,500
Transaction-related expenses	194	3,643	(1,150)	14,356
Prior period net property tax adjustment—HPP's share	—	—	(1,469)	786
Deferred tax asset valuation allowance	6,626	—	10,142	—
One-time gain on debt extinguishment	—	—	(10,000)	—
One-time tax impact of gain on debt extinguishment	—		2,751	
FFO (excluding specified items) to common stock/unit holders	**$ 19,599**	**$ 70,169**	**$ 129,797**	**$ 294,065**
Weighted average common stock/units outstanding—diluted	144,616	142,882	144,552	145,712
FFO per common stock/unit—diluted	$ 0.09	$ 0.47	$ 0.90	$ 1.86
FFO (excluding specified items) per common stock/unit—diluted	$ 0.14	$ 0.49	$ 0.90	$ 2.02

ADJUSTED FUNDS FROM OPERATIONS

	Three Months Ended		Year Ended	
	12/31/23	12/31/22	12/31/23	12/31/22
FFO (excluding specified items)	$ 19,599	$ 70,169	$ 129,797	$ 294,065
Adjustments:				
GAAP non-cash revenue (straight-line rent and above/below-market rents)	6,306	(3,208)	(3,020)	(29,716)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,939	1,925	7,495	5,318
Non-real estate depreciation and amortization	7,865	8,652	33,389	23,110
Non-cash interest expense	1,572	2,439	14,394	9,727
Non-cash compensation expense	6,707	6,480	23,611	24,296
Recurring capital expenditures, tenant improvements and lease commissions	(22,514)	(24,356)	(89,997)	(89,815)
AFFO	**$ 21,474**	**$ 62,101**	**$ 115,669**	**$ 236,985**
Dividends paid to common stock/unit holders	$ —	$ 36,039	$ 54,960	$ 145,427
AFFO payout ratio	— %	58.0 %	47.5 %	61.4 %

Note: Definitions for commonly used terms on pages 27-29.

Page 10 of 32

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS	Three Months Ended			Year Ended		
	12/31/23	12/31/22	% Change	12/31/23	12/31/22	% Change
Same-store office statistics						
Number of properties	41	41		40	40	
Square feet	11,572,168	11,572,168		11,389,050	11,389,050	
Average % occupied[(1)]	79.7 %	86.6 %		83.4 %	89.0 %	
Same-store studio statistics						
Number of properties	3	3		3	3	
Square feet	1,231,278	1,231,278		1,231,278	1,231,278	
Average % leased	80.4 %	84.6 %		80.4 %	84.6 %	
Same-store NOI[(2)]						
Office revenues	$ 171,275	$ 182,006	(5.9)%	$ 699,305	$ 718,727	(2.7)%
Office expenses	71,889	68,899	4.3	274,136	263,112	4.2
Same-store office NOI	99,386	113,107	(12.1)	425,169	455,615	(6.7)
Studio revenues	16,094	22,082	(27.1)	70,403	85,397	(17.6)
Studio expenses	10,627	12,798	(17.0)	41,160	49,769	(17.3)
Same-store studio NOI	5,467	9,284	(41.1)	29,243	35,628	(17.9)
Total same-store NOI	**$ 104,853**	**$ 122,391**	**(14.3)%**	**$ 454,412**	**$ 491,243**	**(7.5)%**

SAME-STORE ANALYSIS (CASH BASIS)	Three Months Ended			Year Ended		
	12/31/23	12/31/22	% Change	12/31/23	12/31/22	% Change
Same-store NOI (cash basis)						
Office cash revenues	$ 181,467	$ 186,089	(2.5)%	$ 711,432	$ 712,256	(0.1)%
Office cash expenses	70,802	67,797	4.4	269,726	258,708	4.3
Same-store office NOI (cash basis)[(3)]	110,665	118,292	(6.4)	441,706	453,548	(2.6)
Studio cash revenues	15,932	21,677	(26.5)	69,042	83,343	(17.2)
Studio cash expenses	10,514	12,558	(16.3)	40,708	49,320	(17.5)
Same-store studio NOI (cash basis)	5,418	9,119	(40.6)	28,334	34,023	(16.7)
Total same-store NOI (cash basis)[(4)]	**$ 116,083**	**$ 127,411**	**(8.9)%**	**$ 470,040**	**$ 487,571**	**(3.6)%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes One Westside, which was sold during the three months ended December 31, 2023. Inclusive of One Westside, same-store office average % occupied for the three months ended December 31, 2023 and the 12 months ended December 31, 2023 would have been 80.7% and 84.2% respectively. Same-store office average % occupied for the three months ended December 31, 2022 and the 12 months ended December 31, 2022 would have been 87.3% and 89.6% respectively.

(2) See page 30 for non-GAAP reconciliations.

(3) Excludes One Westside, which was sold during the three months ended December 31, 2023. Inclusive of One Westside, same-store office net operating income (cash basis) percentage change for the three months ended December 31, 2023 and the 12 months ended December 31, 2023 would have been 1.0% and 3.8%, respectively.

(4) Excludes One Westside, which was sold during the three months ended December 31, 2023. Inclusive of One Westside, total same-store net operating income (cash basis) percentage change for the three months ended December 31, 2023 and the 12 months ended December 31, 2023 would have been (1.9)% and 2.4%, respectively.

Page 11 of 32

NOI Detail

Three Months Ended December 31, 2023 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio	Total
REVENUE					
Cash rent	$ 145,974	$ 10,676	$ 18,374	$ 2,162	$ 177,186
Cash tenant recoveries	31,977	235	4,455	(68)	36,599
Straight-line rent	(11,424)	171	706	—	(10,547)
Amortization of above/below-market leases, net	1,444	—	27	—	1,471
Amortization of lease incentive costs	(212)	(9)	(2)	—	(223)
Total rental revenue	167,759	11,073	23,560	2,094	204,486
Service and other revenues	3,516	5,021	29	10,371	18,937
Total revenue	**171,275**	**16,094**	**23,589**	**12,465**	**223,423**
OPERATING EXPENSES					
Property operating expenses	70,802	10,514	8,785	23,328	113,429
Straight-line rent	376	—	—	884	1,260
Non-cash compensation expense	35	113	—	20	168
Amortization of above/below-market ground leases, net	676	—	2	10	688
Total operating expenses	**71,889**	**10,627**	**8,787**	**24,242**	**115,545**
CONSOLIDATED NOI[(1)]	**$ 99,386**	**$ 5,467**	**$ 14,802**	**$ (11,777)**	**$ 107,878**
Add: HPP's share of NOI from unconsolidated real estate entity[(2)]	—	—	1,760	—	1,760
Less: NOI attributable to non-controlling interests[(2)]	13,346	2,633	2,716	—	18,695
HPP's share of NOI	**$ 86,040**	**$ 2,834**	**$ 13,846**	**$ (11,777)**	**$ 90,943**
Reconciliation to Cash NOI					
Consolidated NOI	$ 99,386	$ 5,467	$ 14,802	$ (11,777)	$ 107,878
Straight-line rent, net	11,800	(171)	(706)	884	11,807
Non-cash compensation expense	35	113	—	20	168
Amortization of above/below-market leases, net	(1,444)	—	(27)	—	(1,471)
Amortization of lease incentive costs	212	9	2	—	223
Amortization of above/below-market ground leases, net	676	—	2	10	688
CONSOLIDATED CASH NOI	**$ 110,665**	**$ 5,418**	**$ 14,073**	**$ (10,863)**	**$ 119,293**
Add: HPP's share of cash NOI from unconsolidated real estate entity[(2)]	—	—	1,172	—	1,172
Less: Cash NOI attributable to non-controlling interests[(2)]	16,816	2,599	2,449	—	21,864
HPP's share of Cash NOI	**$ 93,849**	**$ 2,819**	**$ 12,796**	**$ (10,863)**	**$ 98,601**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

(2) See page 26 for a list of our consolidated and unconsolidated joint venture properties.

Page 12 of 32

Debt Summary & Debt Metrics

As of December 31, 2023 | Unaudited, in thousands

DEBT SUMMARY

	Outstanding Balance	HPP's Share	Stated Interest Rate	Maturity Date[1]
UNSECURED DEBT				
Series B notes	$ 259,000	$ 259,000	4.69%	12/16/25
Series D notes	150,000	150,000	3.98%	7/6/26
Unsecured revolving credit facility[2]	192,000	192,000	SOFR + 1.15% to 1.60%	12/21/26
3.95% Registered senior notes	400,000	400,000	3.95%	11/1/27
Series C notes	56,000	56,000	4.79%	12/16/27
5.95% Registered senior notes	350,000	350,000	5.95%	2/15/28
4.65% Registered senior notes	500,000	500,000	4.65%	4/1/29
3.25% Registered senior notes	400,000	400,000	3.25%	1/15/30
Total unsecured debt	**2,307,000**	**2,307,000**		
SECURED DEBT				
Element LA	168,000	168,000	4.59%	11/6/25
1918 Eighth	314,300	172,865	SOFR + 1.40%	12/18/25
Hollywood Media Portfolio	1,100,000	561,000	SOFR + 1.10%	8/9/26
Acquired Hollywood Media Portfolio debt	(30,233)	(30,233)	SOFR + 2.11%	8/9/26
Hollywood Media Portfolio, net	1,069,767	530,767		
Hill7	101,000	55,550	3.38%	11/6/28
Total secured debt	**1,653,067**	**927,182**		
Total unsecured and secured debt	**$ 3,960,067**	**$ 3,234,182**		
Consolidated joint venture partner debt	$ 66,136	$ —	4.50%	10/9/32
UNCONSOLIDATED DEBT				
Sunset Glenoaks Studios[2]	$ 83,098	$ 41,549	SOFR + 3.10%	1/9/27
Bentall Centre[2]	482,198	96,440	CORRA + 2.30%	7/1/27
Sunset Pier 94 Studios[2]	100	26	SOFR + 4.75%	9/9/28
Total unconsolidated debt	**$ 565,396**	**$ 138,015**		

DEBT METRICS

Total unsecured and secured debt	$ 3,960,067
Less: Consolidated cash and cash equivalents	(100,391)
Consolidated debt, net	$ 3,859,676
Less: Partners' share of consolidated unsecured and secured debt	(725,885)
Add: HPP's share of unconsolidated real estate entities' debt	138,015
Add: Partners' share of consolidated cash and cash equivalents	27,466
Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents	(4,212)
HPP's share of debt, net	$ 3,295,060
HPP's share of debt, net/HPP's share of undepreciated book value[3]	**36.5 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios[3]	8.4x
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios[3]	**8.9x**

Note: Definitions for commonly used terms on pages 27-29.

(1) Maturity dates include the effect of extension options.

(2) As of December 31, 2023, we had undrawn capacity of $708.0 million on our unsecured revolving credit facility, $3.8 million on our Bentall Centre loan, $8.8 million on our Sunset Glenoaks Studios loan and $46.8 million on our Sunset Pier 94 Studios loan (amounts at HPP's share).

(3) See pages 31-32 for non-GAAP reconciliations.

Page 13 of 32

Page 14 of 32 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $2,307,000 68.4% 4.6% 4.2 Secured 1,065,197 31.6 5.2 2.6 Total $3,372,197 100.0% 4.8% 3.7 HPP’s share of fixed, capped, and floating rate debt Fixed(2) $2,862,601 84.9% 4.4% 3.8 Capped 41,549 1.2 7.6 3.0 Floating 468,047 13.9 6.7 2.9 Total $3,372,197 100.0% 4.8% 3.7 GAAP effective rate 5.0% Debt Maturity Schedule $259,000 $342,000 $456,000 $350,000 $500,000 $400,000 $— $340,865 $530,767 $137,989 $55,576 Secured Unsecured 2024 2025 2026 2027 2028 2029 2030 + $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 Note: Definitions for commonly used terms on pages 27-29. (1) Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including impact of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. (2) Fixed rate debt includes debt subject to interest rate swaps. On February 8, 2024, we entered into an interest rate swap agreement to fix SOFR at a rate of 4.125% effective as of February 9, 2024 on $180.0 million of indebtedness, which corresponds to our unhedged portion of the loan secured by the Hollywood Media Portfolio. Adjusting the composition of our debt as of December 31, 2023 on a pro forma basis to reflect the effect of this swap, our fixed rate debt would be approximately 90.2%. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps Hollywood Media Portfolio, net $351,186 8/15/23 6/15/26 3.31% SOFR 1918 Eighth $172,865 2/1/23 10/18/25 3.75% SOFR Interest rate caps Sunset Glenoaks Studios $41,549 8/15/22 1/9/25 4.50% SOFR

Page 15 of 32 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility and term loans Total liabilities to total asset value(2) ≤ 65% 45.1% Unsecured indebtedness to unencumbered asset value(2) ≤ 65% 41.8% Adjusted EBITDA to fixed charges ≥ 1.5x 1.9x Secured indebtedness to total asset value ≤ 45% 19.9% Unencumbered NOI to unsecured interest expense ≥ 2.0x 2.4x Private Placement (Series B, C, and D Notes) Total liabilities to total asset value ≤ 65% 48.5% Unsecured indebtedness to unencumbered asset value ≤ 65% 51.3% Adjusted EBITDA to fixed charges ≥ 1.5x 1.9x Secured indebtedness to total asset value ≤ 45% 21.4% Unencumbered NOI to unsecured interest expense ≥ 2.0x 2.4x Unsecured registered senior notes Debt to total assets ≤ 60% 43.3% Total unencumbered assets to unsecured debt ≥ 150% 250.5% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 1.9x Secured debt to total assets ≤ 45% 18.9% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with our financial results as of December 31, 2023, at which time the operating partnership was in compliance. (2) Based on the provisions of the fourth quarter 2023 amendment to the unsecured revolving credit facility, the total leverage and the unsecured leverage thresholds have been extended from 60% to 65% through December 31, 2024 (or until such time as the private placement covenant calculations are amended to reflect the recent adjustments to the credit facility covenants, if sooner).

Existing Portfolio Summary

	Three Months Ended				
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Number of office properties owned	46	48	50	49	52
In-service office square feet	13,853,005	14,437,595	14,507,904	14,483,122	14,649,221
In-service office % leased	81.9 %	83.1 %	87.0 %	88.7 %	89.7 %
In-service office % occupied	80.8 %	81.3 %	85.2 %	86.9 %	88.0 %
Number of studio properties owned	5	5	4	4	4
In-service studio square feet(1)	1,231,278	1,231,335	1,230,997	1,226,576	1,230,454
In-service studio % leased	80.4 %	83.5 %	86.5 %	86.3 %	84.6 %


YTD HPP's Share NOI %
Office vs. Studio(2)
100.0%
Office
Studio


YTD HPP's Share NOI %
by Region
2.4%
13.9%
36.0%
21.3%
26.4%
Silicon Valley
San Francisco
Vancouver
Los Angeles
Seattle


HPP's Share ABR %
by Industry(3)
17.3%
35.1%
6.5%
7.3%
8.6%
8.6%
16.6%
Technology
Legal
Business Services
Other
Media & Entertainment
Retail
Financial Services


HPP's Share Tech ABR % by Public/
Private Tenants & Age(4)
8.6%
9.5%
81.9%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 20 for a list of in-service studio properties.
(2) See page 30 for non-GAAP reconciliations.
(3) Includes the in-service population of office and studio properties.
(4) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 16 of 32

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
Hollywood	5	967,194	100.0 %	100.0 %	$ 65,008,326	$ 33,154,246	$ 67.21
West Los Angeles	2	784,280	93.8	99.0	40,787,278	40,787,278	55.47
Downtown Los Angeles	2	234,664	100.0	100.0	11,177,251	11,177,251	47.63
Subtotal	**9**	**1,986,138**	**97.5**	**99.6**	**116,972,855**	**85,118,775**	**60.38**
San Francisco Bay Area, California							
North San Jose	5	2,638,425	64.4	66.1	78,652,968	78,652,968	46.27
San Francisco	7	2,425,462	72.0	72.1	122,261,937	99,852,362	69.99
Palo Alto	7	1,140,955	86.0	86.0	84,285,488	84,285,488	85.91
Redwood Shores	4	950,120	82.8	83.3	54,194,054	54,194,054	68.86
Foster City	1	723,848	77.7	84.3	34,745,538	34,745,538	61.80
Santa Clara	1	284,903	71.1	74.3	10,243,529	10,243,529	50.59
Subtotal	**25**	**8,163,713**	**73.2**	**74.6**	**384,383,514**	**361,973,939**	**64.28**
Seattle, Washington							
Denny Triangle	4	1,339,681	99.6	99.9	54,412,115	36,189,400	40.80
Pioneer Square	5	842,389	67.3	67.8	22,310,733	22,310,733	39.38
Subtotal	**9**	**2,182,070**	**87.1**	**87.5**	**76,722,848**	**58,500,133**	**40.38**
Vancouver, British Columbia							
Downtown Vancouver	1	1,521,084	90.1	90.1	42,065,607	8,413,121	30.70
Subtotal	**1**	**1,521,084**	**90.1**	**90.1**	**42,065,607**	**8,413,121**	**30.70**
TOTAL IN-SERVICE	**44**	**13,853,005**	**80.8 %**	**81.9 %**	**$ 620,144,824**	**$ 514,005,968**	**$ 55.43**

Note: Definitions for commonly used terms on pages 27-29.
(1) Excludes 253,356 square feet taken off-line for change of use and/or significant capital repositioning.

Page 17 of 32

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
6040 Sunset	Hollywood	114,958	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
11601 Wilshire	West Los Angeles	500,243	90.2	98.4
Element LA	West Los Angeles	284,037	100.0	100.0
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
Maxwell	Downtown Los Angeles	102,963	100.0	100.0
San Francisco Bay Area, California				
Concourse	North San Jose	943,789	85.4	85.8
Gateway	North San Jose	609,278	64.3	68.0
Metro Plaza	North San Jose	451,036	58.3	61.6
Skyport Plaza	North San Jose	418,465	5.4	6.1
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,033,682	45.3	45.3
Rincon Center	San Francisco	533,076	97.6	97.6
Ferry Building	San Francisco	265,916	97.4	98.3
901 Market	San Francisco	206,113	78.8	78.8
875 Howard	San Francisco	191,201	100.0	100.0
625 Second	San Francisco	138,354	64.2	64.2
275 Brannan	San Francisco	57,120	100.0	100.0
Palo Alto Square	Palo Alto	317,845	91.9	91.9
3400 Hillview	Palo Alto	207,857	100.0	100.0
Foothill Research Center	Palo Alto	195,121	93.6	93.6
Page Mill Hill	Palo Alto	178,179	53.6	53.6
Clocktower Square	Palo Alto	100,655	100.0	100.0
Page Mill Center	Palo Alto	94,539	58.8	58.8
3176 Porter	Palo Alto	46,759	100.0	100.0
Towers at Shore Center	Redwood Shores	335,285	89.8	89.8
Shorebreeze	Redwood Shores	230,932	79.6	79.6
555 Twin Dolphin	Redwood Shores	200,785	70.8	73.2
333 Twin Dolphin	Redwood Shores	183,118	87.4	87.4
Metro Center	Foster City	723,848	77.7	84.3
Techmart	Santa Clara	284,903	71.1	74.3
Seattle, Washington				
1918 Eighth	Denny Triangle	667,724	99.4	100.0
Hill7	Denny Triangle	285,310	99.6	99.6
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	189,511	99.7	99.7
505 First	Pioneer Square	287,853	36.0	36.0
83 King	Pioneer Square	183,898	70.1	70.1
450 Alaskan	Pioneer Square	171,014	99.5	99.5
411 First	Pioneer Square	163,719	78.2	81.2
95 Jackson	Pioneer Square	35,905	100.0	100.0
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,521,084	90.1	90.1
TOTAL IN-SERVICE OFFICE		**13,853,005**	**80.8 %** (1)	**81.9 %** (1)

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes One Westside, which was sold during the three months ended December 31, 2023. Inclusive of One Westside, for the fourth quarter 2023 the % occupied would have been 81.5% and % leased would have been 82.6%.

Page 18 of 32

15 Largest Office Tenants

		# of Properties	Lease Expiration	Occupied Square Feet		HPP's Share: Annualized Base Rent	HPP's Share: % of Annualized Base Rent
1	Google, Inc.	4	2025-2029	640,726	(1)	$ 51,963,161	10.1%
2	Amazon	3	2025-2031	990,788	(2)	28,214,335	5.5
3	Netflix, Inc.	3	2031	722,305	(3)	25,507,912	5.0
4	Riot Games, Inc.	1	2030	284,037	(4)	18,951,920	3.7
5	Nutanix, Inc.	2	2024-2030	332,858	(5)	15,870,596	3.1
6	Salesforce.com	1	2025-2028	265,394	(6)	15,036,621	2.9
7	Dell EMC Corporation	2	2023-2027	172,975	(7)	10,235,000	2.0
8	Uber Technologies, Inc.	1	2025	325,445		10,232,000	2.0
9	GitHub, Inc.	2	2024-2030	92,450	(8)	7,086,069	1.4
10	PayPal, Inc.	1	2030	131,701	(9)	6,173,837	1.2
11	Weil, Gotshal & Manges LLP	1	2026	76,278		6,097,801	1.2
12	Regus	5	2024-2030	123,583	(10)	6,015,427	1.2
13	Poshmark, Inc.	1	2024-2029	75,876	(11)	5,636,341	1.1
14	Glu Mobile, Inc.	1	2027	61,381		5,313,948	1.0
15	TDK Corporation of America/Invensense	1	2025	139,336		5,200,020	1.0
	TOTAL			**4,435,133**		**$217,534,988**	**42.4%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Google, Inc. expirations: (i) 182,672 square feet at Foothill Research Center in February 2025, (ii) 208,843 square feet at Rincon Center in February 2028, (iii) 207,857 square feet at 3400 Hillview in November 2028 (early termination right between March 2025-February 2027) and (iv) 41,354 square feet at Ferry Building in October 2029.

(2) Amazon expirations: (i) 139,824 square feet at Met Park North in November 2025 (early termination right starting in December 2024), (ii) 659,150 square feet at 1918 Eighth in September 2030 and (iii) 191,814 square feet at 5th & Bell in May 2031.

(3) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(4) Riot Games, Inc. has an early termination right at Element LA in March 2025.

(5) Nutanix, Inc. expirations: (i) 117,001 square feet at Concourse in May 2024 and (ii) 215,857 square feet at 1740 Technology in May 2030.

(6) Salesforce.com expirations: (i) 83,016 square feet in July 2025, (ii) 83,372 square feet in April 2027 and (iii) 99,006 square feet in October 2028. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. in 2018 and in 2020 began paying us 50% of cash rents received pursuant to the sublease, or an average of $340,000 per month with annual growth thereafter, in addition to contractual base rent.

(7) Dell EMC Corporation expirations: (i) 42,954 square feet at 505 First in December 2023, (ii) 83,549 square feet at 875 Howard in June 2026 and (iii) 46,472 square feet at 505 First in January 2027.

(8) GitHub Inc. expirations: (i) 35,330 square feet at 625 Second in December 2024 and (ii) 57,120 square feet at 275 Brannan in June 2030.

(9) PayPal, Inc. has an early termination right at Fourth & Traction in July 2026.

(10) Regus expirations: (i) 20,059 square feet at 11601 Wilshire in February 2024, (ii) 27,369 square feet at Techmart in April 2025, (iii) 9,739 square feet at Palo Alto Square in April 2026, (iv) 45,120 square feet at Gateway in September 2027 and (v) 21,296 square feet at 450 Alaskan in October 2030.

(11) Poshmark, Inc. expirations: (i) 25,549 square feet in May 2024 and (ii) 50,327 square feet in December 2029.

Page 19 of 32

Studio Properties & Services

STUDIO PROPERITES

	Owned/ Leased	Submarket	# of Stages	Square Feet	Stage % Leased	Total % Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California									
Sunset Gower Studios	Owned	Hollywood	12	558,295	100.0 %	82.4 %	$21,370,272	$ 10,898,839	$ 46.55
Sunset Bronson Studios	Owned	Hollywood	10	310,006	100.0	95.1	12,701,849	6,477,943	43.22
Sunset Las Palmas Studios	Owned	Hollywood	13	362,977	56.2	64.9	11,226,714	5,725,624	47.71
TOTAL IN-SERVICE STUDIO			**35**	**1,231,278**	**84.7 %**	**80.4 %**	**$45,298,835**	**$ 23,102,406**	**$ 45.88**
Quixote Studios	Various	Various	27	571,787	30.1%	29.3%	$10,922,744	$10,922,744	$ 65.23

STUDIO NOI DETAIL ($ in thousands)

	Revenue Categories							
Quarter to Date	**Rental**	**Lighting & Grip**	**Production Supplies**	**Transportation**	**Other Services**	**Total Studio Revenues**	**Total Studio Expenses**	**Total Studio NOI**
In-Service Studio	$11,073	$3,470	N/A	N/A	$1,551	$16,094	$10,627	$5,467
Quixote Studios & Services	2,094	1,647	1,570	4,107	3,047	12,465	24,242	(11,777)
TOTAL	**$13,167**	**$5,117**	**$1,570**	**$4,107**	**$4,598**	**$28,559**	**$34,869**	**$(6,310)**

Note: Definitions for commonly used terms on pages 27-29.

Page 20 of 32

Page 21 of 32 Office Leasing Activity Dollars reflected are per square foot Three Months Ended December 31, 2023 Year Ended December 31, 2023 Gross Leasing Activity New cash rate $53.96 $45.04 Renewal cash rate $51.73 $51.15 New square feet leased 110,211 572,833 Renewal square feet leased 321,769 1,125,614 Total square feet leased 431,980 1,698,447 Leases expired and terminated Contractual expiration square feet 110,487 1,389,756 Early termination square feet 164,337 465,358 Total square feet expired/terminated 274,824 1,855,114 GAAP rent expiring rate $52.46 $46.86 GAAP rent new/renewal rate $51.35 $46.95 % change in GAAP rent (2.1) % 0.2 % Cash rent expiring rate $57.86 $52.56 Cash rent new/renewal rate $52.21 $50.46 % change in cash rent (9.8) % (4.0) % Tenant improvements & leasing commissions (total / annual) New leases $55.66 / $12.88 $48.88 / $10.40 Renewal leases $23.37 / $7.46 $15.57 / $5.51 Blended $31.07 / $9.10 $26.59 / $7.71 Net effective rent New leases $38.86 $32.72 Renewal leases $45.00 $44.37 Blended $43.54 $40.52 Weighted average lease term (in months) New leases 51.9 56.4 Renewal leases 37.6 33.9 Blended 41.0 41.4 Note: Definitions for commonly used terms on pages 27-29.

Expiring Office Leases Summary

	# of Leases Expiring	Square Feet Expiring (1)	HPP's Share Annualized Base Rent	% of Office Annualized Base Rent	Annualized Base Rent Per Square Foot	Annualized Base Rent at Expiration	Annualized Base Rent Per Square Foot at Expiration
Vacant		3,297,287					
Q4-2023	23	155,239	7,206,259	1.4	50.53	7,206,260	50.53
2023	23	155,239	7,206,259	1.4	50.53	7,206,260	50.53
2024	189	1,539,790	77,258,172	14.8	56.06	78,381,562	56.87
2025	165	1,978,453	94,399,116	18.0	58.80	98,100,254	61.10
2026	99	699,959	39,608,525	7.6	62.56	42,179,316	66.62
2027	106	1,070,124	55,674,372	10.6	60.94	60,868,879	66.63
2028	67	1,187,514	70,013,934	13.4	70.95	77,938,801	78.98
2029	47	551,223	30,245,912	5.8	70.62	33,255,339	77.64
2030	25	1,642,992	68,116,580	13.0	53.23	79,662,632	62.25
2031	18	1,091,700	39,016,297	7.5	57.48	49,873,088	73.47
2032	10	245,879	8,505,128	1.6	59.09	10,784,667	74.92
Thereafter	30	775,147	23,695,205	4.5	51.51	30,985,284	67.35
Building management use	43	236,687	—	—	—	—	—
Signed leases not commenced	31	167,911	9,293,342	1.8	57.05	10,967,294	67.32
TOTAL/WEIGHTED AVERAGE	**853**	**14,639,905**	**$ 523,032,842**	**100.0 %**	**$ 57.98**	**$ 580,203,376**	**$ 64.32**

Note: Definitions for commonly used terms on pages 27-29.

(1) Total expiring square footage does not include month-to-month leases.

Page 22 of 32

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Q1 2024		Q2 2024		Q3 2024		Q4 2024	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	35,402	$ 51.83	1,670	$ 66.00	3,951	$ 60.00	—	$ —
San Francisco Bay Area, California	30,536	42.44	12,523	49.25	71,186	69.23	—	—
Seattle, Washington	6,828	21.32	4,884	39.00	—	—	—	—
Vancouver, British Columbia	931	—	—	—	—	—	—	—
TOTAL	**73,697**	**$ 44.46**	**19,077**	**$ 48.09**	**75,137**	**$ 68.74**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	6,069	$ 54.00	23,377	$ 63.39	—	$ —
San Francisco Bay Area, California	—	—	4,890	45.26	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	3,448	26.84	—	—	11,176	44.94	—	—
TOTAL	**3,448**	**$ 26.84**	**10,959**	**$ 50.10**	**34,553**	**$ 57.42**	**—**	**$ —**
Expiring Office Leases								
Los Angeles, California	31,977	$ 53.88	47,194	$ 49.42	40,421	$ 51.62	22,232	$ 66.12
San Francisco Bay Area, California	204,714	63.50	313,493	48.48 (1)	212,504	65.15 (2)	376,394	66.41 (3)
Seattle, Washington	47,614	17.63	58	51.72	12,424	43.62	81,869	47.84 (4)
Vancouver, British Columbia	22,131	27.97	15,288	19.03	29,382	31.96	86,716	34.18
TOTAL	**306,436**	**$ 52.80**	**376,033**	**$ 47.40**	**294,731**	**$ 59.08**	**567,211**	**$ 58.79**

	Q1 2025		Q2 2025		Q3 2025		Q4 2025	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases								
Los Angeles, California	—	$ —	5,277	$ 66.14	26,687	$ 38.19	10,349	$ 65.05
San Francisco Bay Area, California	649,385	66.77 (5)	315,848	55.83 (6)	331,964	70.22 (7)	151,018	66.11
Seattle, Washington	11,171	42.98	175,646	46.57 (8)	—	—	145,319	38.21 (9)
Vancouver, British Columbia	26,277	36.13	75,979	34.31	28,107	34.60	44,086	38.90
TOTAL	**686,833**	**$ 65.21**	**572,750**	**$ 50.23**	**386,758**	**$ 65.42**	**350,772**	**$ 51.10**

Page 23 of 32

Page 24 of 32 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 27-29. (1) Includes Nutanix, Inc. at Concourse for 117,001 square feet in May 2024. (2) Includes DoorDash, Inc. at 901 Market for 50,821 square feet in August 2024. (3) Includes Bank of America at 1455 Market for 68,991 square feet in December 2024. (4) Includes RealSelf, Inc. at 83 King for 74,700 square feet in December 2024. (5) Includes Uber Technologies, Inc. at 1455 Market for 325,445 square feet and Google, Inc. at Foothill Research Center for 182,672 square feet both in February 2025. (6) Includes TDK Corporation of America/Invensense at Concourse for 139,336 square feet in April 2025. (7) Includes Salesforce.com at Rincon Center for 83,016 square feet in July 2025. (8) Includes HBO Code Labs, Inc. at Hill7 for 112,222 square feet in May 2025. (9) Includes Amazon at Met Park North for 139,824 square feet in November 2025.

Under Construction & Future Development Pipeline[(1)]

Unaudited, in thousands, except square feet

UNDER CONSTRUCTION

	Submarket	Start Date[(2)]	Estimated Completion Date[(3)]	Estimated Stabilization Date	Estimated Square Feet	% Leased	Project Costs as of 12/31/23[(4)]	Total Estimated Project Costs[(4)]	Estimated Stabilized Yield
Los Angeles, California									
Sunset Glenoaks Studios	Sun Valley	Q4-2021	Q1-2024	Q2-2024	241,000	—%	$ 167,886	$190,000 - $200,000	7.5% - 8.0%
Seattle, Washington									
Washington 1000	Denny Triangle	Q2-2022	Q1-2024	Q2-2026	546,000	0.5%	$ 239,844	$340,000 - $360,000	7.5% - 8.0%
New York, New York									
Sunset Pier 94 Studios	Manhattan	Q3-2023	Q4-2025	Q3-2026	232,000	—%	$ 71,511	$305,000 - $325,000	7.7% - 8.2%
TOTAL					**1,019,000**		**$ 479,241**		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet	Project Costs as of 12/31/23[(5)]
Los Angeles, California				
Sunset Las Palmas Studios—Development	Studio	Hollywood	617,581	$ 28,124
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$ 7,863
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	33 units/19,816	$ —
Element LA—Development	Office	West Los Angeles	500,000	$ —
10900-10950 Washington[(6)]	Residential	West Los Angeles	N/A	$ 293
Vancouver, British Columbia				
Burrard Exchange	Office	Downtown Vancouver	450,000	$ 7,559
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$ 278,184
TOTAL			**3,233,589**	**$ 322,023**

Note: Definitions for commonly used terms on pages 27-29.

(1) Represents 100% share of consolidated and unconsolidated joint ventures. See page 26 for HPP's share of joint venture properties.

(2) Based on issuance of building permit or equivalent.

(3) Based on receipt of temporary certificate of occupancy or equivalent.

(4) Includes land and acquisition costs for Sunset Glenoaks Studios for $28.8 million, Washington 1000 for $85.6 million and Sunset Pier 94 Studios for $41.7 million.

(5) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million and Sunset Waltham Cross Studios for $165.3 million.

(6) Pending entitlement to develop approximately 500 residential units.

Page 25 of 32

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,043,790	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	999,152	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	329,822	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
San Francisco, California				
1455 Market	CPPIB	San Francisco	1,033,682	55.0 %
Ferry Building	Allianz	San Francisco	265,916	55.0 %
Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,724	55.0 %
Hill7	CPPIB	Denny Triangle	285,310	55.0 %
UNCONSOLIDATED VENTURES				
Los Angeles, California				
Sunset Glenoaks Studios	Blackstone	Sun Valley	241,000	50.0 %
New York, New York				
Sunset Pier 94 Studios	Blackstone/Vornado	Manhattan	232,000	25.6 %
Vancouver, British Columbia				
Bentall Centre[3]	Blackstone	Downtown Vancouver	1,971,084	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios[3]	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.
(3) Dollar amounts in this document shown in USD using the applicable foreign currency exchange rates as of December 31, 2023.

Page 26 of 32

Page 27 of 32 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of December 31, 2023 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of December 31, 2023. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of December 31, 2023. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of December 31, 2023. For studio properties, ABR reflects actual base rent for the 12 months ended December 31, 2023, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2023. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended December 31, 2023. For same-store studio properties, represents the average percent leased for the 12 months ended December 31, 2023. Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to December 31, 2023, but with commencement dates after December 31, 2023, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures. Dilutive Shares: Represents an estimate of the total shares and units issuable under our 2021, 2022 and 2023 Performance Stock Unit (“PSU”) Plans as of quarter end, based on the projected award potential of such programs as of the end of such periods, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects SOFR or CORRA as of December 31, 2023, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 14 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of December 31, 2023, no such election had been made.

Page 28 of 32 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt.

Page 29 of 32 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Net Effective Rent: Weighted average initial annual cash rent, net of annualized concessions (i.e. free rent), tenant improvements and lease commissions. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of December 31, 2023, the Company owned 97.2% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of December 31, 2023, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent occupied reflects the average percent occupied for the 12 months ended December 31, 2023. Project Costs: Exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended December 31, 2023 defined as all properties owned and included in our stabilized office portfolio as of October 1, 2022 and still owned and included in the stabilized office portfolio as of December 31, 2023. Same- store office for the year ended December 31, 2023 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2022 and still owned and included in the stabilized office portfolio as of December 31, 2023. Same-Store Studio: Same-store studio for the three months ended December 31, 2023 defined as all properties owned and included in our stabilized studio portfolio as of October 1, 2022 and still owned and included in the stabilized studio portfolio as of December 31, 2023. Same-store studio for the year months ended December 31, 2023 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2022 and still owned and included in the stabilized studio portfolio as of December 31, 2023. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to December 31, 2023, but with commencement dates after December 31, 2023 and within the next eight quarters. Definitions (continued)

Non-GAAP Reconciliations

Unaudited, in thousands

RECONCILIATION OF NET LOSS TO NOI

	Three Months Ended		Year Ended	
	12/31/23	**12/31/22**	**12/31/23**	**12/31/22**
Net loss	$ (88,654)	$ (5,656)	$ (170,700)	$ (16,517)
Adjustments:				
Loss (income) from unconsolidated real estate entities	1,683	788	3,902	(943)
Fee income	(1,155)	(4,850)	(6,181)	(7,972)
Interest expense	52,379	48,085	214,415	149,901
Interest income	(775)	(314)	(2,182)	(2,340)
Management services reimbursement income—unconsolidated real estate entities	(987)	(1,004)	(4,125)	(4,163)
Management services expense—unconsolidated real estate entities	987	1,004	4,125	4,163
Transaction-related expenses	194	3,643	(1,150)	14,356
Unrealized loss on non-real estate investments	851	378	3,120	1,440
Gain on extinguishment of debt	—	—	(10,000)	—
Loss on sale of bonds	34,046	—	34,046	—
(Gain) loss on sale of real estate	(80,048)	1,984	(103,202)	2,164
Impairment loss	60,158	—	60,158	28,548
Other expense (income)	145	(4,904)	6	(8,951)
Income tax provision	6,081	—	6,796	—
General and administrative	19,781	17,323	74,958	79,501
Depreciation and amortization	103,192	96,518	397,846	373,219
NOI	**$ 107,878**	**$ 152,995**	**$ 501,832**	**$ 612,406**
Add: HPP's share of NOI from unconsolidated real estate entities	1,760	2,635	10,067	12,805
Less: NOI attributable to non-controlling interests	18,695	25,268	94,080	96,659
HPP's Share of NOI	**$ 90,943**	**$ 130,362**	**$ 417,819**	**$ 528,552**
NOI Detail				
Same-store office cash revenues	$ 181,467	$ 186,089	$ 711,432	$ 712,256
Straight-line rent	(11,424)	(5,401)	(17,225)	60
Amortization of above/below-market leases, net	1,444	1,611	6,119	7,827
Amortization of lease incentive costs	(212)	(293)	(1,021)	(1,416)
Same-store office revenues	171,275	182,006	699,305	718,727
Same-store studios cash revenues	15,932	21,677	69,042	83,343
Straight-line rent	171	414	1,398	2,091
Amortization of lease incentive costs	(9)	(9)	(37)	(37)
Same-store studio revenues	16,094	22,082	70,403	85,397
Same-store revenues	**187,369**	**204,088**	**769,708**	**804,124**
Same-store office cash expenses	70,802	67,797	269,726	258,708
Straight-line rent	376	402	1,566	1,610
Non-cash compensation expense	35	25	140	99
Amortization of above/below-market ground leases, net	676	675	2,704	2,695
Same-store office expenses	71,889	68,899	274,136	263,112
Same-store studio cash expenses	10,514	12,558	40,708	49,320
Non-cash compensation expense	113	240	452	449
Same-store studio expenses	10,627	12,798	41,160	49,769
Same-store expenses	**82,516**	**81,697**	**315,296**	**312,881**
Same-store NOI	**104,853**	**122,391**	**454,412**	**491,243**
Non-same-store NOI	**3,025**	**30,604**	**47,420**	**121,163**
NOI	$ 107,878	$ 152,995	$ 501,832	$ 612,406

Page 30 of 32

Non-GAAP Reconciliations (continued)

Unaudited, in thousands

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP'S SHARE OF DEBT, NET

	Three Months Ended	
	12/31/23	12/31/22
Net loss	$ (88,654)	$ (5,656)
Interest income—consolidated	(775)	(314)
Interest expense—consolidated	52,379	48,085
Depreciation and amortization—consolidated	103,192	96,518
EBITDA	66,142	138,633
Unconsolidated real estate entities depreciation and amortization	1,156	1,355
Unconsolidated real estate entities interest expense	1,746	1,524
EBITDAre	69,044	141,512
Impairment loss	60,158	—
Unrealized loss on non-real estate investments	851	378
(Gain) loss on sale of real estate	(80,048)	1,984
Other expense (income)	145	(4,904)
Transaction-related expenses	194	3,643
Non-cash compensation expense	6,829	6,480
Straight-line rent receivables, net	11,819	(3,154)
Non-cash amortization of above/below-market leases, net	(1,471)	(1,639)
Non-cash amortization of above/below-market ground leases, net	688	689
Amortization of lease incentive costs	223	323
Loss on sale of bonds	34,046	—
Income tax provision	6,081	—
Adjusted EBITDAre	108,559	145,312
Studio cash NOI(1)	5,445	(9,119)
Office adjusted EBITDAre	114,004	136,193
x Annualization factor	4	4
Annualized office adjusted EBITDAre	456,016	544,772
Trailing 12-month studio cash NOI(1)	3,654	34,952
Cash adjusted EBTIDAre for selected ratios	**459,670**	**579,724**
Less: Partners' share of cash adjusted EBITDAre	(90,038)	(87,054)
HPP's share of cash adjusted EBITDAre	**$ 369,632**	**$ 492,670**
Total Consolidated unsecured and secured debt	3,960,067	4,610,088
Less: Consolidated cash and cash equivalents	(100,391)	(255,761)
Consolidated debt, net	**$ 3,859,676**	**$ 4,354,327**
Less: Partners' share of debt, net	(564,616)	(659,073)
HPP's share of debt, net	**$ 3,295,060**	**$ 3,695,254**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios	**8.4x**	**7.5x**
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios	**8.9x**	**7.5x**

(1) Studio cash NOI and trailing 12-month studio cash NOI for the calculation of cash adjusted EBITDAre for the three months ended December 31, 2023 includes the studio cash NOI contribution from In-Service Studio and Quixote Studios & Services.

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Page 32 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 12/31/23 12/31/22 Total assets $ 8,282,050 $ 9,319,140 Add: Accumulated depreciation 1,766,220 1,579,199 Add: Accumulated amortization 201,207 173,635 Less: Partners’ share of consolidated undepreciated book value (1,379,305) (1,544,646) Less: Investment in unconsolidated real estate entities (252,711) (180,572) Add: HPP’s share of unconsolidated undepreciated book value 404,442 317,058 HPP’s share of undepreciated book value $ 9,021,903 $ 9,663,814 Total consolidated unsecured and secured debt $ 3,960,067 $ 4,610,088 Less: Consolidated cash and cash equivalents (100,391) (255,761) Consolidated debt, net $ 3,859,676 $ 4,354,327 Less: Partners’ share of debt, net (564,616) (659,073) HPP’s share of debt, net $ 3,295,060 $ 3,695,254 HPP’s share of debt, net/HPP’s share of undepreciated book value 36.5% 38.2%